UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

(1)     On October 17, 2011, the Board of Directors (“Board”) of First Horizon National Corporation (the “Company”) elected Scott M. Niswonger to the Board, effective immediately. Mr. Niswonger also has been elected to the Board of Directors of First Tennessee Bank National Association (the “Bank”). Mr. Niswonger will stand for election to the Board of the Company by the shareholders at the April 2012 annual meeting.

Mr. Niswonger, age 64, is the Chairman and founder of Landair Transport, Inc., a time-definite trucking, warehousing, and supply-chain management company. He previously served as Chief Executive Officer (until 2003) of Landair and as Chairman of the Board (until 2005) and Chief Executive Officer (until 2003) of Forward Air, Inc., which operated as one company with Landair until the two became separate publicly-traded companies in 1998. Since that separation Landair has become a privately-owned company.

(2)     There are no arrangements or understandings between Mr. Niswonger and any other person concerning his selection to be elected to the Board of the Company.

(3)     Mr. Niswonger has been appointed to serve on the Trust Committee of the Bank’s Board.

(4)     The Company, the Bank, and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with the Company’s executive officers, directors, nominees, their immediately family members and affiliated entities, and the persons of which we are aware that beneficially own more than 5 percent of the Company’s common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

(5)       Mr. Niswonger will be eligible to participate in the Company’s active compensation plans and programs for non-employee directors. Additional information concerning the Company’s plans and programs for non-employee directors is provided in the following previously-filed material, which is incorporated into this item by reference: the “Director Compensation” section of the Company’s proxy statement for the 2011 annual meeting of shareholders appearing on pages 61-69.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Bylaws

(1)    On October 17, 2011, the Company’s Board of Directors amended ARTICLE THREE, Section 3.2 of the Company’s Bylaws. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.1.

(2) The amendment to Section 3.2 increases the size of the Company’s Board of Directors from twelve to thirteen persons. The increase took effect immediately upon Board approval on October 17, 2011.

Item 8.01 Other Events

D. Bryan Jordan, President and Chief Executive Officer of the Company, has been elected by the Company’s Board of Directors to succeed Michael D. Rose as Chairman of the Board on January 1, 2012. Mr. Rose will retire from the Company’s Board in April 2012 at age 70, in accordance with the Board’s mandatory retirement policy.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Bylaws of First Horizon National Corporation, as amended and restated October 17, 2011

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: October 20, 2011	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-3.1	Bylaws of First Horizon National Corporation, as amended and restated October 17, 2011